EXHIBIT 10.2


                     EMPLOYMENT AGREEMENT - RAFI WERNER


      June 23, 2000

      To:    Raffi Werner

      Dear Raffi:

      It is my pleasure and honor to offer you on behalf of ESC Sharplan the position of CEO-The Americas. This position will be based out of our North America Operations headquarters in Norwood, MA. This letter will serve as your memorandum of understanding between you and ESC Sharplan. The terms of this offer are as follows:

      Title:                  CEO - The Americas

      Report to:              Lou Scafuri, Corporate COO

      Start Date:             Your new responsibilities begin on July 1, 2000

      Base Salary:            $180,000 annually, paid on a bi-weekly basis

      Bonus: Targeted at $90,000 annually for 100% standing in goals

      Car Allowance:          $575 per month ($6,900 annualized)

      Temporary Living:       ESC Sharplan  will pay for  temporary  living
                              expenses for you and your family through October 10th, 2000, as necessary.

      Housing: You will be reimbursed up to $15,000 for expenses incurred purchasing a new home, including brokers' fees and closing costs, when substantiated by receipts.

      Relocation Expenses:    Up to  $15,000  when  substantiated  by
                              receipts, to cover the cost of relocation, to include overseas shipping and container costs;
                              purchases to furnish your house in the U.S.; and car rental in the U.S. ESC Sharplan is prepared to advance a lump sum of $15,000 to facilitate ease of transition. In addition, airfare from Israel to the U.S. for you and your family will be borne by ESC Sharplan.

      Relocation:             The Company will pay up to $15,000 plus airfare
                              in relocation expenses for you and your family to return to Israel, when substantiated by receipts, unless the termination of your employment is initiated by yourself.

      Raffi Werner
      Page 2
      June 23, 2000

      Benefits:               According to standard benefits of the Company
                              including Health, Dental, Life Insurance and
                              Long and Short-Term Disability benefits. You will be eligible to participate in the Company's
                              401(k) plan as defined in the plan document.

      Vacation:               Four (4) weeks per year.

      Confidentiality
      Agreement:              Attached is a Confidentiality Agreement that is
                              an integral part of the employment agreement.

      Termination:            In the event of termination of this employment
                              agreement within 24 months of your relocation to the United States, the Company will give you at least three months prior notice.

      Options: Your Options plan will be discussed and finalized in good faith within the first month of your employment.

This position at ESC Sharplan provides a very exciting opportunity to you and to the company. I have no doubt that you will prove to be successful in the new endeavor and further on in new opportunities to come. Through your acceptance of this offer, you confirm that you understand that Company policies, rules, regulations and procedures may be may be altered, amended or discontinued from time to time at the sole discretion of ESC Sharplan. The relationship described herein may only be altered by written agreement signed by you and the COO of ESC Sharplan.

      Best of Luck and Congratulations!!

      Sincerely Yours,
      ESC Sharplan
      /s/ Louis P. Scafuri
      Louis P. Scafuri
      Corporate COO

                               I  willingly  accept the terms of this offer
                               -   -   -   -   -   -  -  -  -  - - -
                               Raffi Werner            Date:




                 CONFIDENTIALITY and NON-COMPETE AGREEMENT

June 23, 2000

To:   Raffi Werner

            ESC Sharplan, Inc. ("ESC Sharplan") desires to engage you as an employee. The business of ESC Sharplan is highly competitive and, in connection with your employment, you will have access to confidential information which may include developments, inventions, technical and engineering data, drawings, specifications, processes, methods, financial information and other information and data of competitive value concerning ESC Sharplan (collectively, referred to in this Agreement as "Confidential, Sales, Marketing and Customer Information, Customer Goodwill"). As a condition to your employment by ESC Sharplan, regardless of whether you have and/or entities with which ESC Sharplan conducts business received remuneration prior to receipt of Confidential Information, you agree as follows:

            1. You recognize and acknowledge the competitive value and confidential nature of all Confidential Information now or hereafter furnished to you or obtained by you from ESC Sharplan or its representatives and acknowledge that to ESC Sharplan could suffer substantial, irreparable harm if any of this Confidential Information is disclosed to any third party.

            2. You hereby agree that you will not disclose any of the Confidential Information now or hereafter received or obtained by you (other than information already known to you and which was not obtained through a source under an obligation of confidence to ESC Sharplan) to any person or entity, other than to an officer of ESC Sharplan in connection with your work for ESC Sharplan, unless you have received the prior written consent of ESC Sharplan. Without limiting the generality of the foregoing, you shall not disclose Confidential Information in any academic writings, speeches, classroom teachings or discussions with colleagues.

            3. All records and other documents, and all copies thereof, relating to Confidential Information (including summaries, analyses and notes of the contents or parts thereof), whether delivered by ESC Sharplan or prepared by you shall be given to ESC Sharplan upon ESC Sharplan's request and no copies shall be retained by you. All such records, documents and copies are the sole property of ESC Sharplan. Return of such documents shall in no event relieve you of any obligation of confidentiality contained herein respecting such information.

            4. You shall not use any of the Confidential Information now or hereafter received or obtained by you in furtherance of your personal research, career or business, or the business of your employer or any other organization, excepting only ESC Sharplan, unless such information has become public other than as a result of acts by you.

            5. You agree to and hereby do, assign and transfer to ESC Sharplan (without any separate remuneration or compensation), all right, title and interest in and to any research and other information, inventions, discoveries and improvements incorporating any Confidential Information, together with the right to file for United States and foreign patents and trademarks thereon. You shall promptly disclose to ESC Sharplan such research and other information, inventions, discoveries and improvements incorporating any Confidential Information and you agree to assist in the filing of any such patent or trademark applications.

            6. For so long as you are engaged as a employee of ESC Sharplan or are otherwise performing any services for ESC Sharplan, and for a period of one year thereafter, you will not act as an employee, owner or a consultant or otherwise participate in or assist any business engaged in the development, manufacture or sale of medical devices used primarily for the treatment of varicose veins, port wine stains, hair removal, skin resurfacing, or the removal of other skin markings using flash lamp or laser technology, in any state of the United States in which ESC Sharplan did business or planned to do business at any time within two (2) years prior to the last date that you were employed by or provided services to ESC Sharplan.

            7. You represent and warrant that your employment by ESC Sharplan will not violate any other agreement to which you are a party. This Confidentiality Agreement is entered into for the benefit of ESC Sharplan and each of its subsidiaries and affiliates. This Agreement may only be modified in writing signed by you and ESC Sharplan. This Agreement is governed by the laws of the State of Massachusetts, including Massachusetts' choice of law rules.

            Please acknowledge and confirm your agreement as to the matters set forth above by countersigning and returning this letter.

                                          Very truly yours,

                                          ESC Sharplan

                                          /s/ Louis P. Scafuri
                                          Louis P. Scafuri
                                          Corporate COO



Agreed as of the date hereof:


Raffi Werner
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Date:
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